EXHIBIT 99.1

News Release

Mattson Technology Contact
J. Michael Dodson
Mattson Technology, Inc.
tel 1-510-657-5900
fax 1-510-492-5963

MATTSON TECHNOLOGY, INC. APPOINTS
HOANG H. HOANG AS SENIOR VICE PRESIDENT OF GLOBAL CUSTOMER OPERATIONS

FREMONT, CA - March 5, 2013 - Mattson Technology, Inc. (NASDAQ: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today announced that Hoang H. Hoang has been appointed Senior Vice President of Global Customer Operations, with responsibility for driving operational excellence throughout the company's global sales and service operations. Mr. Hoang will report to Fusen Chen, President and Chief Executive Officer.
Hoang was most recently a vice president of sales and business development at Novellus Systems and has a career that spans nearly thirty years at leading semiconductor and semiconductor capital equipment companies including Applied Materials, STMicroelectronics and Texas Instruments. In addition to his proven skills in engineering, marketing and sales, Hoang has valuable experience in establishing and managing international sales and service operations, particularly in Asia.
"I am delighted to have a seasoned industry leader like Hoang join our team," said Chen. "Hoang's diversified background at numerous global technology leaders and extensive international experience will bring a critical combination of customer relationships, sales leadership, business insight and industry knowledge to the company's global sales and service operations. I believe his background and experience will enable Hoang to be a key contributor in our continuing efforts to grow market share in an increasingly competitive environment."
"Mattson Technology has a storied history of innovation and a technology platform with great potential," said Hoang. "I am excited to be joining a committed team and look forward to doing my part to enable the success of our customers."

About Mattson Technology, Inc.
Mattson Technology, Inc. designs, manufactures and markets semiconductor wafer processing equipment used in the fabrication of integrated circuits. We are a leading supplier of plasma and rapid thermal processing equipment to the global semiconductor industry, and operate in three primary product sectors: Dry Strip, Rapid Thermal Processing and Etch. Through manufacturing and design innovation, we have produced technologically advanced systems that provide productive and cost-effective solutions for customers fabricating current- and next-generation semiconductor devices. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, CA, 94538. Telephone: (800) MATTSON / (510) 657-5900. Internet: www.mattson.com.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements of the plans, strategies and objectives of management for future operations. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially from those expressed or implied by such forward-looking statements and assumptions. Such risks and uncertainties include, but are not limited to: macroeconomic and geopolitical trends and events; end-user demand for semiconductors; customer demand for semiconductor manufacturing equipment; the timing of significant customer orders for the Company's products; customer acceptance of delivered products and the Company's ability to collect amounts due upon shipment and upon acceptance; the Company's ability to timely manufacture, deliver and support ordered products; the Company's ability to bring new products to market and to gain market share with such products; customer rate of adoption of new technologies; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the Company's competitors; the Company's ability to align its cost structure with market conditions; and other risks and uncertainties described in the Company's Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information provided in this news release.